UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2013

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On July 16, 2013, the Board of Directors of SUPERVALU INC. (the “Company” or “SUPERVALU”) elected two new members to its Board of Directors, Eric G. Johnson and Sam Duncan, effective July 17, 2013.

Eric G. Johnson

Mr. Johnson, 62, is the President and Chief Executive Officer of Baldwin Richardson Foods Company (“Baldwin Richardson”), one of the largest African-American-owned businesses in the food industry.  Baldwin Richardson is a major producer of products and ingredients for McDonald’s Corporation, Kellogg, General Mills and Frito Lay.  Baldwin Richardson also has retail brands and foodservice products that it distributes nationally.  Mr. Johnson purchased Baldwin Ice Cream Co. in 1992, and in 1997 completed the acquisition of Richardson Foods from Quaker Oats Company to form Baldwin Richardson. From 1989 to 1991, Mr. Johnson served as Chief Executive Officer of Johnson Products Company.  Mr. Johnson serves as a member of the Board of Directors for Lincoln National Corporation and is chairman of its Finance Committee.  He also sits on the Board of Trustees for Babson College and serves on the Board of the Urban League of Rochester.  Mr. Johnson is a graduate of Babson College.  Mr. Johnson has been appointed to serve on the Board’s Corporate Governance and Nominating Committee and Leadership Development and Compensation Committee.

Baldwin Richardson sells retail products to the Company in the ordinary course of business representing less than two percent of Baldwin Richardson’s annual gross revenue.  The Board has determined that Mr. Johnson is an independent director under the New York Stock Exchange listing standards.

Sam Duncan

Mr. Duncan, 61, has served as the President and Chief Executive Officer of the Company since February 4, 2013.  Prior to joining the Company, Mr. Duncan served from 2005 to 2011 as Chairman, CEO & President of OfficeMax, the third largest office supplies retailer in North America with over $7 billion in revenues and more than 1,000 stores in the United States, Mexico, Puerto Rico and the US Virgin Islands. In addition to retail, Mr. Duncan also oversaw the company’s business-to-business sales and service divisions in Canada, Australia and New Zealand.  Prior to joining OfficeMax, Mr. Duncan served from 2002 to 2005 as President and CEO of ShopKo Stores, a $3 billion Midwest retailer.  In both these leadership roles, Mr. Duncan successfully led publicly traded companies through growth and financial improvement efforts, resulting in stronger organizations and improved shareholder value. Mr. Duncan has an extensive background in the grocery industry. He began his career at Albertsons as a courtesy clerk at the age of 15. During the next 19 years, he held various positions of increasing responsibility with Albertsons before moving to Fred Meyer, a division of Kroger, in 1992 as Vice President of Grocery. He was eventually appointed President of the Fred Meyer division. Mr. Duncan also served from 1998 to 2001 as President of Ralph’s Supermarket, one of the largest food retailers in Southern California.

Mr. Duncan was appointed to the Board pursuant to the terms of the Tender Offer Agreement (the “Tender Offer Agreement”), dated January 10, 2013, by and between SUPERVALU, Symphony Investors, LLC (“Symphony Investors”) and Cerberus Capital Management, L.P. (“Cerberus”).  Pursuant to the Tender Offer Agreement, the Board of Directors was initially decreased to seven members, consisting of five incumbent SUPERVALU directors and two Board members designated by Symphony Investors.  The Tender Offer Agreement provides that following a search, the Board would be increased to a size of eleven directors with the four new directors to consist of (i) Sam Duncan, (ii) an additional director appointed by Symphony Investors and (iii) two additional independent Board members selected by the initial seven directors.  Upon the selection and appointment of Mr. Johnson, the second additional independent Board member, Mr. Duncan was appointed to the Board in accordance with the terms of the Tender Offer Agreement. With the appointments of Mr. Johnson and Mr. Duncan, the changes in Board composition required by the Tender Offer Agreement have been completed, and the Board currently consists of eleven directors, six of whom are independent directors under the New York Stock Exchange listing standards.

The Company entered into a letter agreement with Mr. Duncan that provides for the terms of his employment as President and Chief Executive Officer of SUPERVALU on January 10, 2013, which was amended on February 3, 2013 (the “Letter Agreement”).  The Letter Agreement provides that the Board of Directors will appoint Mr. Duncan as a Director as soon as practicable following the appointment of two additional independent Directors pursuant to the terms of the Tender Offer Agreement, as described above, and will nominate Mr. Duncan to serve as a Director during the term of the Letter Agreement. The terms of the Letter Agreement were previously disclosed in the Company’s Current Reports on Form 8-K, which were filed with the Securities and Exchange Commission on January 14, 2013 and February 4, 2013 and are incorporated herein by reference.

On July 18, 2013, the Company issued a News Release relating to the appointments of Mr. Johnson and Mr. Duncan to the Board of Directors.  A copy of the News Release issued by the Company is attached as Exhibit 99.1 and incorporated herein by reference.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On July 16, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on June 3, 2013 (the “2013 Proxy Statement”).  On the record date for the Annual Meeting, there were 257,783,152 shares of the Company’s common stock outstanding and entitled to vote.

(1)                                 A proposal to elect nine directors to the Company’s Board of Directors to each serve a one year term.  Each director was elected and received the following votes:

Director	For	Against	Abstain	Broker Non-Votes
Donald R. Chappel	172,724,087	3,899,126	1,447,128	48,276,284
Irwin S. Cohen	171,067,193	5,541,982	1,461,166	48,276,284
Philip L. Francis	170,833,841	5,841,328	1,395,172	48,276,284
Robert G. Miller	166,048,953	10,636,909	1,384,479	48,276,284
Mark A. Neporent	166,083,358	10,504,254	1,482,729	48,276,284
Matthew E. Rubel	172,330,380	4,313,989	1,425,972	48,276,284
Wayne C. Sales	156,868,634	19,925,973	1,275,734	48,276,284
John T. Standley	166,163,858	10,480,703	1,425,780	48,276,284
Lenard Tessler	165,893,667	10,704,400	1,472,274	48,276,284

(2)                                 A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending February 22, 2014.  The proposal was approved and received the following votes:

For	Against	Abstain
220,784,855	3,516,406	2,045,364

(3)                                 A proposal to approve, by non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2013 Proxy Statement.  The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
170,315,687	5,888,047	1,866,607	48,276,284

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	News Release, dated July 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2013

SUPERVALU INC.

	By:	/s/ Sherry M. Smith

Sherry M. Smith
Executive Vice President and
Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release, dated July 18, 2013